Filed Pursuant to Rule 424(b)(3)
Registration No. 333-292303

PROSPECTUS SUPPLEMENT

(to Prospectus dated December 23, 2025)

10,700,211 American Depositary Shares representing

5,350,105,500

Ordinary Shares

Kazia Therapeutics Limited

This prospectus supplement is being filed to update and supplement the information contained in the prospectus dated December 23, 2025 (the “Prospectus”), which forms a part of our Registration Statement on Form F-1 (Registration No. 333-292303), with the information contained in our current report on Form 6-K, furnished to the Securities and Exchange Commission on August 27, 2026 (the “August 27, 2026 Form 6-K”). Accordingly, we have attached the August 27, 2026 Form 6-K to this prospectus supplement.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

The ADSs are listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “KZIA.” On August 26, 2026, the last reported sale price of the ADSs on Nasdaq was $14.60 per ADS.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 9 of the Prospectus and the “Risk Factors” in “Item 3. Key Information-D. Risk Factors” of our most recent Annual Report on Form 20-F, which is incorporated by reference in the Prospectus, as well as in any other recently filed reports and, if any, in any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Prospectus or this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 27, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16

UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the Month of August 2026

Commission File Number: 000-29962

Kazia Therapeutics Limited.

(Exact Name of Registrant as Specified in Its Charter)

Three International Towers Level 24 300 Barangaroo Avenue Sydney NSW 2000

(Address of principal executive offices)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☒        Form 40-F ☐

INFORMATION CONTAINED IN THIS FORM 6-K REPORT

Press Release

On August 27, 2026, Kazia Therapeutics Limited (the “Company”) issued a press release titled “Kazia Therapeutics Reports 100% Clinical Benefit Rate in Initial Six Patients Treated for Advanced Triple-Negative Breast Cancer”. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Investor Presentation

The Company is furnishing with this Report on Form 6-K its confidential investor presentation, dated August 27, 2026, as Exhibit 99.2, which is incorporated herein by reference.

Incorporation by Reference

The Company hereby incorporates by reference the information contained herein, including Exhibits 99.1 and 99.2, except for the quotes of Dr. John Friend, Chief Executive Officer of the Company, and Dr. Sudha Rao, Chief Scientific Officer of the Company, contained in Exhibit 99.1, into the Company’s registration statements on Form F-3 (File Nos. 333-276091, 333-281937 and 333-294392).

1

EXHIBIT INDEX

The following exhibits are furnished as part of this Form 6-K:

Exhibit	Description
99.1	Press Release dated August 27, 2026.
99.2	Investor Presentation dated August 27, 2026.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Kazia Therapeutics Limited.

	By:	/s/ John Friend
	Name:	John Friend
	Title:	Chief Executive Officer

Date: August 27, 2026

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Kazia Therapeutics Limited.

	By:	/s/ John Friend
	Name:	John Friend
	Title:	Chief Executive Officer

Date: August 27, 2026

4

Exhibit 99.1

Kazia Therapeutics Reports 100% Clinical Benefit Rate in Initial Six Patients Treated for Advanced Triple-Negative Breast Cancer

Durable Complete Metabolic Response Ongoing Since November 2025

All Evaluable Patients Demonstrated Reductions in Metastasis-Associated CTC Clusters and Terminally Exhausted T cells, With Median Reductions of 83% and 51% Respectively

No Treatment-Related Serious Adverse Events Observed

SYDNEY, Australia, August 27, 2026 – Kazia Therapeutics Limited (NASDAQ: KZIA) ("Kazia" or the "Company"), an oncology-focused biotechnology company developing therapies that selectively reprogram cancer biology, restore anti-tumor immunity and overcome treatment resistance, today announced new data showing its lead asset, paxalisib, achieved a 100% clinical benefit rate in six evaluable patients with Stage IV triple-negative breast cancer (TNBC). Five of the six patients achieved an objective response – a measurable 30% or greater reduction in tumor burden after treatment – including one complete response and four partial responses, resulting in an objective response rate of 83 percent. The remaining patient achieved stable disease. Importantly, these results were achieved with the convenience of oral dosing and a favorable safety and tolerability profile, with no paxalisib-related serious adverse events and no grade 3 or higher hyperglycemia, stomatitis or mucositis, toxicities commonly associated with PI3K/mTOR pathway inhibition.

“Metastatic triple-negative breast cancer is one of the toughest cancers to treat. Historically, only 12 percent of patients are alive five years after diagnosis. Once a patient’s disease progresses on immunotherapy, options run out quickly,” said Dr. John Friend, CEO, Kazia Therapeutics. “Across the six evaluable patients treated, every one of them has benefited, and we haven't seen a single serious adverse event tied to paxalisib. We’ve also demonstrated meaningful improvements in terminally exhausted T cells and drastic reductions in circulating tumor cell (CTC) clusters, providing early evidence that paxalisib may be addressing biological mechanisms associated with treatment resistance and metastasis. These results strengthen our confidence in this program as we continue enrollment in the Phase 1b trial.”

Clinical responses were observed across a broad range of metastatic disease sites, including lung, liver, bone, lymph node and central nervous system target lesions, with responses emerging as early as approximately three months post-randomization. Most notably, a 44-year-old woman with Stage IV TNBC achieved a complete metabolic response and has had no evidence of disease since November 2025. Her response has remained durable through the most recent assessment and has been accompanied by sustained and complete abolishment of CTC clusters and significant reduction in terminally exhausted CD8+ T cells, alongside overall improvement in markers of immune function.

Translational analyses demonstrated reductions in terminally exhausted CD8+ T cells across all six patients, with a median reduction of 51 percent within approximately three weeks of treatment. These cells represent a dysfunctional population of cytotoxic T cells that has lost its ability to recognize and kill cancer cells. Notably, total CD8+ T cell counts remained unchanged, which suggests that paxalisib is not eliminating these exhausted cells or replacing them with new ones. Instead, the existing cells appear to be regaining function. Blood-based simultaneous multi-modal protein, RNA and plasma profiling supported this finding, demonstrating increases in immune cell populations associated with anti-tumor activity, reductions in markers of immune exhaustion and evidence of PI3K-AKT pathway target engagement. The marker findings provide evidence of improved overall immune function across all patients.

In parallel with the immune changes, all six patients demonstrated reductions in circulating tumor cell clusters, which are aggressive groupings of tumor cells in the bloodstream associated with metastatic spread. The median reduction was 83 percent within six to seven weeks of treatment.

“Two of the biggest challenges in treating triple-negative breast cancer are the dormant cancer cells that spread through the bloodstream, and an immune system too exhausted to fight them. It's rare to see a treatment influence both at the same time. After years of studying this disease, it’s exciting to witness this in a clinical setting. The circulating tumor cell clusters that seed new metastases are being suppressed, while the exhausted T cells needed to fight the cancer are recovering function and showing signs of immune memory which may translate to more durable responses. These changes in the blood are tracking with what we are seeing on the scans, which suggests our liquid biopsy approach may be capturing both the tumor's metastatic behavior and the immune system's response to treatment in real time. It gives us a remarkable window into the disease, and we look forward to building on these findings as the trial progresses,” said Dr. Sudha Rao, Chief Scientific Officer, Kazia Therapeutics.

These early biological findings represent what may be a first-in-class effect and suggest that paxalisib’s therapeutic effect may extend beyond cytoplasmic PI3K/mTOR inhibition. The rapid and consistent biological responses observed across all evaluable patients support the hypothesis that paxalisib may exert dual influence by restoring immune function and reducing metastatic dissemination, addressing two of the greatest challenges in the treatment of triple-negative breast cancer and fundamental drivers of cancer progression.

Enrollment in the Company's ongoing Phase 1b study evaluating paxalisib in combination with pembrolizumab (Keytruda®) and chemotherapy in advanced metastatic TNBC is expected to be completed by July 2027, with interim clinical updates anticipated throughout 2026 and 2027.

About Kazia Therapeutics

Kazia Therapeutics Limited (NASDAQ: KZIA) is an oncology-focused drug development company, based in Sydney, Australia. The Company's lead asset, paxalisib, is an investigational brain penetrant inhibitor of the PI3K/Akt /mTOR pathway, which is being developed to treat multiple forms of cancer. Licensed from Genentech in late 2016, paxalisib is or has been the subject of over 15 clinical trials. A completed Phase 2/3 study in glioblastoma (GBM AGILE) was reported in 2024, and discussions are ongoing for designing and executing a pivotal registrational study in pursuit of a standard approval. Other clinical trials involving paxalisib are ongoing in advanced breast cancer, brain metastases, diffuse midline gliomas, and primary central nervous system lymphoma, with several of these trials having reported encouraging interim data. Paxalisib was granted Orphan Drug Designation for glioblastoma by the U.S. Food and Drug Administration (FDA) in February 2018, and Fast Track Designation (FTD) for glioblastoma in August 2020. Paxalisib was also granted FTD in July 2023 for the treatment of solid tumor brain metastases harboring PI3K pathway mutations in combination with radiation therapy. Additionally, paxalisib was granted Rare Pediatric Disease Designation and Orphan Drug Designation by the FDA for diffuse intrinsic pontine glioma in August 2020 and for atypical teratoid / rhabdoid tumors in June 2022 and July 2022, respectively. Kazia is also developing EVT801, a small molecule inhibitor of VEGFR3, which was licensed from Evotec SE in April 2021. In addition to its clinical-stage programs, Kazia is advancing NDL2, a potentially first-in-class intracellular PD-L1 protein degrader program targeting a newly identified mechanism of immunotherapy resistance and metastatic progression, as well as MSETC, a potentially first-in-class SETDB1 inhibitor program intended to restore immune signaling in tumors that have become resistant to immunotherapy, including checkpoint inhibitors. Both programs are currently in preclinical development. For more information, please visit www.kaziatherapeutics.com or follow us on X @KaziaTx.

2

Forward-Looking Statements

This announcement may contain forward-looking statements, which can generally be identified as such by the use of words such as “may,” “will,” “estimate,” “future,” “forward,” “anticipate,” “expect,” “plan,” “believe,” “potential,” or other similar words. Any statement describing Kazia’s future plans, strategies, intentions, expectations, objectives, goals or prospects, and other statements that are not historical facts, are also forward-looking statements, including, but not limited to, statements regarding: the potential of paxalisib to provide clinical benefit, including objective responses, to patients with advanced triple-negative breast cancer; the preliminary and interim nature of the clinical, translational and biomarker data described in this announcement, and expectations regarding the durability of any observed responses; the potential for future data to alter initial and preliminary results from this early-stage clinical trial, which is based on a small number of patients and is not designed or powered to demonstrate statistical significance; the potential of paxalisib to restore anti-tumor immune function and reduce metastasis-associated circulating tumor cell clusters; the ability of translational and biomarker findings to predict clinical outcomes; the timing of completion of enrollment in, and anticipated interim updates from, the Company’s ongoing Phase 1b study of paxalisib in combination with pembrolizumab and chemotherapy in advanced metastatic TNBC; and the timing and content of future public disclosures regarding the Company’s clinical programs and development strategy.

Such statements are based on Kazia’s current expectations and projections about future events and future trends affecting its business and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements, including risks and uncertainties associated with: the development of early-stage therapeutic programs; the conduct of clinical trials, including the ability to enroll patients and achieve anticipated enrollment targets; the preliminary nature of preclinical data, which may not be predictive of clinical results in humans; the preliminary nature of data from small, open-label clinical studies, which are based on a small number of patients and may not be predictive of results in a larger patient population or in later-stage or final clinical trials; risks related to regulatory approvals; risks related to Kazia’s reliance on third-party collaborators and clinical trial sites; risks related to the Company’s ability to obtain, maintain and protect its intellectual property, including the uncertainty of patent prosecution and the potential for third-party challenges; risks related to the impact of global economic conditions; and risks related to Kazia’s ability to maintain compliance with the applicable NASDAQ continued listing requirements and standards. These and other risks and uncertainties are described more fully in Kazia’s Annual Report on Form 20-F filed with the SEC, and in subsequent filings with the United States Securities and Exchange Commission. Kazia undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required under applicable law. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this announcement.

Media Contacts

Michaela Fawcett / Molly Crawford

KCSA Strategic Communications

mfawcett@kcsa.com / mcrawford@kcsa.com

3

Exhibit 99.2

NASDAQ: KZIA | X: @KaziaTx Beyond Inhibition. Reprogramming Cancer Control. Confidential Investor Presentation August 2026

CONFIDENTIAL 1 This presentation contains forward-looking statements, which can generally be identified as such by the use of words such as "may," "will," "estimate," "future," "forward," "anticipate," "plan," "expect," "explore," "potential" or other similar words. Any statement describing Kazia's future plans, strategies, intentions, expectations, objectives, goals or prospects, and other statements that are not historical facts, are also forward-looking statements, including, but not limited to, statements regarding: the timing for interim or final results and data related to Kazia's clinical and preclinical trials, or third-party trials evaluating Kazia's product candidates, timing and plans with respect to enrollment of patients in Kazia's clinical and preclinical programs, the potential benefits of paxalisib, NDL2, MSETC, and EVT801, the potential results of combination studies of paxalisib and other collaborations, the preliminary nature of clinical data from Kazia's ongoing Phase 1b trial of paxalisib in advanced triple- negative breast cancer, including the observed reductions in exhausted T-cells, which are based on a small number of patients and may not be predictive of results in a larger patient population or in later-stage clinical trials, the anticipated timing of topline data from the Phase 1b trial in advanced triple-negative breast cancer and the expected enrollment of patients in such trial, Kazia's plans to expand clinical development of paxalisib into hormone receptor-positive, HER2-negative breast cancer and colorectal cancer, and the timing, cost and results of any such expansion, the potential of paxalisib to act as an immunotherapy sensitizer, remodel the tumor microenvironment, reinvigorate anti-tumor immunity or enable checkpoint inhibitor activity in historically refractory settings, timing for any regulatory submissions or discussions with regulatory agencies, the potential market opportunity for paxalisib, NDL2, MSETC, and EVT801, and Kazia's strategy and plans with respect to its business and programs. Such statements are based on Kazia's expectations and projections about future events and future trends affecting its business and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements, including risks and uncertainties: associated with clinical and preclinical trials and product development, the risk that interim and preclinical data may not be reflective of final data, related to regulatory approvals, and related to the impact of global economic conditions. These and other risks and uncertainties are described more fully in Kazia's Annual Report, filed on Form 20-F with the SEC, and in subsequent filings with the SEC. Kazia undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required under applicable law. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this presentation. Certain information contained in this presentation and statements made orally during this presentation relate to or are based on studies, publications, surveys, and other data obtained from third-party sources and our own internal estimates and research. While we believe these third-party studies, publications, surveys and other data to be reliable as of the date of this presentation, we have not independently verified, and make no representations as to the adequacy, fairness, accuracy or completeness of, any information obtained from third-party sources. In addition, no independent source has evaluated the reasonableness or accuracy of our internal estimates or research, and no reliance should be made on any information or statements made in this presentation relating to or based on such internal estimates and research. This presentation does not constitute an offer to sell or a solicitation of an offer to buy securities in any potential transaction, nor shall there be any offer, solicitation, or sale of any such securities in any jurisdiction, or to whom any person, where such offer, solicitation, or sale would be unlawful. The Company has filed a registration statement (File No. 333-294392), and plans to file a prospectus supplement with the SEC in connection with the offering to which this presentation relates. This presentation has been prepared solely for use by prospective investors in connection with a proposed offering of our equity securities. Before you invest in the offering to which this presentation relates, you should read the base prospectus in that registration statement, the documents incorporated by reference or filed as exhibits to the registration statement, the prospectus supplement related to the offering (when available) and the other documents we have filed and will file with the SEC for more complete information about us and the offering. A prospectus supplement describing the terms of the offering will be filed with the SEC and will be available on the SEC's website located at http://www.sec.gov. Copies of the prospectus supplement and the accompanying base prospectus, when available, may be obtained from Leerink Partners LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, or by telephone at (800) 808-7525, ext. 6105, or by email at syndicate@leerink.com; or from Guggenheim Securities, LLC, Attention: Equity Syndicate Department, 330 Madison Avenue, 8th Floor, New York, NY 10017, or by telephone at (212) 518-9544, or by email at GSEquityProspectusDelivery@guggenheimpartners.com. Before making an investment decision, potential investors should undertake their own due diligence regarding the Company and consult their own legal, tax, accounting, and other professional advisers. Important Notice and Disclaimer

Investment Framework

Key elements underpinning our potential for value creation

Early clinical validation creates multiple paths to significant value
Stage IV TNBC clinical observations + potential expansion into >$40B of additional oncology markets

6/6
Stage IV TNBC Patients

Immune Restoration

Reduced and reprogrammed terminally exhausted CD8+ T cells

6/6
Stage IV TNBC Patients

Metastatic Biology Disrupted

Reduced circulating tumor cell (CTC) clusters associated with metastatic dissemination

Extensive Preclinical Data & IP to Support Expanded Indications

HR+ / HER2- breast cancer • Early-stage high-risk TNBC • pMMR CRC

>$40B
Potential Market Opportunity

6/6
Stage IV TNBC Patients with Clinical Benefit

1 Complete Response • 4 Partial Responses • 1 Stable Disease

Ongoing Complete Metabolic Response with Persistent Biological Reprogramming

Reductions in terminally exhausted $CD8^{+}$ T cells and CTC clusters persist alongside complete metabolic response

WHY THIS MATTERS

Early clinical observations support a potentially differentiated mechanism with applicability beyond TNBC.

Not all PI3K/mTOR inhibitors are created equal. Paxalisib's ability to reprogram tumor and immune biology appears distinct and is not a class effect, supporting potential expansion across multiple solid tumors.

Potential Value Creation Pathway

Stage IV TNBC	Additional Data	Broader Indications	Strategic Optionality
Clinical validation	Increased confidence	Expand addressable market	Development / Partnering

Data on file

2

CONFIDENTIAL

KAZIA THERAPEUTICS

3 Kazia Therapeutics Limited o Clinical-stage oncology company focused on developing therapies for aggressive solid tumors o Our technology leverages: • Precision pathway inhibition to reprogram cancer biology, restore anti-tumor immunity, and overcome treatment resistance • Next-generation therapeutics that target multiple layers of cancer and immune control • Multi-modal platforms targeting tumor dormancy designed to overcome metastases, recurrence, and resistance in aggressive and immunotherapy-refractory cancers CONFIDENTIAL

Company Highlights

01 Clinical-stage oncology company advancing next-generation differentiated therapies designed to overcome resistance in aggressive and immunotherapy-refractory cancers

02 Lead asset **paxalisib** is an oral, brain-penetrant dual PI3K/mTOR inhibitor for solid tumor indications, including breast cancer, evaluated to date in >550 adult and pediatric patients across Phase 1-3 clinical trials and expanded access programs

03 Advancing **NDL2** – a potentially first-in-class protein degrader designed to target nuclear PD-L1 to overcome immune resistance beyond checkpoint blockade

04 Advancing **MSETC** – a potentially first-in-class SETDB1 inhibitor designed to target SETDB1, a key epigenetic regulator of immune evasion

05 Developing **EVT801**, an oral, highly selective VEGFR3 inhibitor targeting tumor lymphangiogenesis and metastatic spread, with strong partnering potential

06
- Cash & Cash Equivalents: Approximately US$46 million (Runway expected to fund planned operations into 2029, excluding additional or expanded trials)
- No outstanding debt
- American Depository Shares Outstanding (Fully Diluted): Approximately 14.1 million

4
CONFIDENTIAL
KAZIA THERAPEUTICS

A Differentiated, Multi-Layered Approach

A strategic expansion to a multi-modal platform targeting stable tumor states

Epigenetic Focus & Integration


Epigenetic Therapeutics
Me
Immuno-Oncology
KAZIA
THERAPEUTICS
Targeted Protein Degradation
Ub

Paxalisib
Transcriptional Reprogramming

- Alters gene expression programs that drive tumor growth and immune suppression
- Exerts downstream effects on tumor transcriptional programs and immune microenvironment modulation
- Activity extends beyond pathway inhibition, toward tumor-state reprogramming

NDL2
Immune Protein Degradation

- Eliminates nuclear PD-L1 and overcomes resistance mechanisms beyond antibody-based therapies
- Disrupts immune checkpoint stability and transcriptionally regulated immune resistance pathways
- Intersects with epigenetic immune regulation by targeting nuclear PD-L1 protein (rather than blocking receptor interaction)

MSETC
Chromatin Regulation

- Restores immune visibility by reactivating suppressed signaling pathways
- A chromatin-modifying enzyme implicated in cancer drug resistance, immune evasion, and metastatic progression
- Its integration provides a mechanistic anchor that unifies paxalisib and NDL2 under a coherent tumor-state epigenetic strategy

5
CONFIDENTIAL
KAZIA THERAPEUTICS

Pipeline Overview 6 High-value indications with strong partnering potential *Product candidates (not approved); IDH: Isocitrate dehydrogenase, DIPG: Diffuse Intrinsic Pontine Glioma, AT / RT: Atypical Teratoid Rhabdoid Tumor, CNS: central nervous system, TNBC: triple negative breast cancer, VEGFR3: vascular endothelial growth factor receptor 3 CONFIDENTIAL

Paxalisib CONFIDENTIAL Overview 7 Asset Overview Brain-penetrant, oral, once daily small molecule dual PI3K/mTOR inhibitor with epigenetic and immunomodulatory activity Origin Discovered by Genentech (GDC-0084); In-licensed by Kazia Therapeutics Development Stage Clinical Lead Indications Advanced Breast Cancer (ABC, Phase 1), Glioblastoma (GBM, Phase 3), Childhood Brain Cancer (Phase 2 / Preclinical) Formulation Oral, capsule Key Differentiators Oral once-per-day dual PI3K/mTOR inhibitor in clinical development for ABC; addresses key mechanisms of immunotherapy resistance; as well as ability to cross the blood brain barrier (BBB) as a potential therapy for primary and secondary brain cancers Mechanism of Action PI3K/mTOR kinase inhibitor that disrupts core oncogenic signalling driving tumor growth and survival, while also affecting tumor epigenetic regulation, transcriptional state, and the immune microenvironment beyond its core kinase inhibition FDA Designations Fast Track and Orphan Drug for GBM; Fast Track for PI3K-altered brain metastases with radiation; and Rare Pediatric Disease and Orphan Drug for select pediatric gliomas, including diffuse intrinsic pontine glioma (DIPG) and atypical teratoid/rhabdoid tumor (AT/RT) IP Patent protection projected until 2043; coverage in over 40 jurisdictions, including U.S., Europe, Japan, China, and India; three patent families: paxalisib molecule per se (granted), synthesis of paxalisib (granted), and secondary medical uses / combination treatments (pending)

Paxalisib

Expansion Opportunity

Targeting difficult-to-treat cancers where therapeutic options remain limited

Glioblastoma (GBM)

- PI3K/mTOR signaling pathway is a central regulator of cell growth and is hyperactivated in approximately ~85% to 90% of glioblastoma cases.
- Unlike other PI3K inhibitors approved for peripheral cancers, paxalisib crosses the blood-brain barrier overcoming a major obstacle in CNS drug delivery.

Childhood Brain Cancer / Metastasis

- PI3K/mTOR signaling pathway is a central regulator of cell growth and is hyperactivated in approximately ~65% to 70% of pediatric high-grade brain tumors, including DMGs and atypical teratoid / rhabdoid tumors (AT/RT).
- Given the frequent dysregulation of the PI3K/ mTOR pathway in pediatric brain tumors and limited effective therapies, paxalisib's ability to cross the blood–brain barrier and combine with multiple treatment modalities presents a compelling therapeutic opportunity.

Advanced Breast Cancer (ABC)

- PI3K/mTOR signaling pathway is frequently dysregulated in breast cancer and associated with tumor proliferation, disease progression, and therapeutic resistance.
- Brain metastases develop in ~25–46% of patients with metastatic TNBC over the disease course, with ~10–15% present at initial metastatic diagnosis.

Expanding Indications

- Broad PI3K/mTOR signaling across solid tumors
- Tumor and tumor microenvironment (TME); emerging data suggests paxalisib can reshape both and potentially overcome resistance and recurrence
- Clear opportunity to expand into HR+ / HER2- breast cancer, early-stage high-risk TNBC, and pMMR CRC

Data on file, market research performed 2021, Glioblastoma Multiforme Treatment Market Size Report, 2034 NCI: Childhood Brain and Other Nervous System Cancer NIH: PI3K Pathway in Pediatric Brain Tumors Strategic Market Research: Pediatric Brain Tumor Market Report Cancer.org 2024 Data Bridge Market Research

8 CONFIDENTIAL KAZIA THERAPEUTICS

Paxalisib

Reprogramming Cancer, Not Only Treating It

Targeting the biology of metastasis, resistance, and relapse

Global Unmet Need

- >90% of cancer deaths are driven by metastatic disease
- **HR+ / HER2- Breast Cancer • TNBC • pMMR CRC**
  Three major global cancers with limited effective treatment options
- Current treatment modalities do not address critical drivers of metastasis and relapse

The Opportunity

- **HR+ / HER2- Breast Cancer***
  - Resistance and relapse near universal
- **TNBC***
  - Limited systemic options post I/O
- **pMMR CRC***
  - I/O largely ineffective

* metastatic

Paxalisib Biological Breakthrough

- **CTC Clusters** → Metastatic seeds conventional therapy cannot eliminate
- **Terminally Exhausted T Cells** → Immune escape mechanism SOC cannot reverse

Both are epigenetically hardwired, requiring a fundamentally different approach.

Our Unique Positioning

- Deep IP
- Clinically ready
- Novel liquid biomarkers
- Precision oncology regime

THE SOLUTION

PAXALISIB

- Epigenetic disease reprogramming
- Destroy metastatic seeds
- Make cancer immune-visible
- Rewire exhausted immunity
- Potential durable immune memory

We are targeting the critical seeders of metastasis and reprogramming the immune system early enough to potentially change the trajectory of disease across major solid tumors with global unmet need. We have the biology, the IP, the clinical readiness, and the biomarkers to demonstrate its effect.

9

CONFIDENTIAL

KAZIA THERAPEUTICS

Paxalisib

Why Current Treatments Fail

The biology always wins…until now

	CHEMOTHERAPY	IMMUNOTHERAPY	RADIOTHERAPY
CTC Clusters	Persist post-treatment	Checkpoint-resistant (Szczerba, Nature 2019)	Paradoxically mobilized (Luo, Cancer Letters 2021)
Immune Exhaustion	Deepens post-chemo (Valpione, Nat Cancer 2020)	Epigenetically fixed (Pauken, Science 2016)	Worsens in the tumor microenvironment (Twyman-Saint Victor, Nature 2015)
Net Effect	❌ **Seeds survive**	❌ **Evasion persists**	❌ **Metastasis accelerates**

Current Biological Reality

- **Drivers of metastasis and relapse:**
  - **CTC clusters** → survive every standard treatment modality
  - **Immune exhaustion** → epigenetically hardwired, not reversed by I/O alone
- **Current therapies** → do not address either

Future Biological Reality

- **Target the epigenetic program** driving both the CTC clusters and immune exhaustion
- **Intervene early enough** to change disease trajectory
- **Deliver durable immune response** – not just a transient response

Standard treatments do not address the two critical drivers of metastasis and relapse. Paxalisib is designed to target both.

10

CONFIDENTIAL

KAZIA THERAPEUTICS

Paxalisib

Consistent & Statistically Significant Signals

Preclinical studies combining paxalisib with either checkpoint inhibitor or PARP inhibitor resulted in highly consistent and statistically significant signals of efficacy.

4T1 Mouse Model

- Standard model for TNBC
- Immunotherapy resistant model
- Highly tumorigenic and invasive


1x10⁵ 4T1 cells
Right mammary gland
Balb/c mice
Tumor Inoculation
Paxalisib oral gavage daily*
Harvest
DAY-10
Tumor approx. 100mm³
0 1 2 3 4 5 6 7 8 9
αPD1 10mg/kg i.p. Day 0, Day 4

Checkpoint Inhibitor

- Reduced tumor volume
- ↓ Lung metastases
- ↓ Lymph node metastases
- ↓ Liver inflammation
- ↓ Lung inflammation
- ↓ Liver and spleen EMH
- No observed toxicity

PARP Inhibitor

- Reduced tumor volume
- ↓ Lung metastases
- ↓ Lymph node metastases
- ↓ Liver inflammation
- ↓ Lung inflammation
- ↓ Liver and spleen EMH
- No observed toxicity

Data on file, * αPD1: pembrolizumab or "pembro"

11

CONFIDENTIAL

KAZIA THERAPEUTICS

Paxalisib

New Data: Preclinical Efficacy in TNBC

Paxalisib targets the biology of relapse and recurrence

Paxalisib + Immunotherapy targets primary metastatic driver → above & beyond direct tumor targeting

Reduced CTC Clusters

Vehicle control | **Paxalisib + αPD1**



Treatment Group	Animal No#	Circulating Tumor Cells (CTCs) Counts
Vehicle Control	1	>1500
	2	>1500
	3	>1500
Paxalisib + αPD1	1	3
	2	12
	3	295

Reduced Local / Regional / Distant Recurrence



Dorsal Side
Ventral Side
Vehicle
Dorsal Side
Ventral Side
Paxalisib + αPD1

Increased Immune Reprogramming

Spatial protein and ATAC-RNA evidence



B cells_T cells
Exhausted T cells
αPD1
B cells
T cells
Paxalisib + αPD1
Reprogrammed T cells

Data on file, 4T1 metastasis model

12 CONFIDENTIAL KAZIA THERAPEUTICS

Paxalisib

Kazia-Sponsored Clinical Phase 1b Study Overview

Multi-center, open-label, randomized trial

Arm B

- Recurrent, unresectable or metastatic TNBC
- Confirmed that tumors express PD-L1 with a combined positive score (CPS) ≥ 1
- Meet all current prescribing criteria for commencing pembrolizumab therapy

Total enrollment: 36

Paxalisib + Pembrolizumab / Chemotherapy (21-Day Cycle)


Paxalisib 15mg QD + pembrolizumab 200mg + clinician's choice of IV chemotherapy QW3, n=18
Paxalisib 30mg QD + pembrolizumab 200mg + clinician's choice of IV chemotherapy QW3, n=18


Paxalisib QD
*Carbo/Gem timeline example shown
C1D8 Carbo+Gem
C2D8 Carbo+Gem
C3D8 Carbo+Gem
C4D8 Carbo+Gem
C5D8 Carbo+Gem
C6D8 Carbo+Gem
C7D8 Carbo+Gem
C8D8 Carbo+Gem
C9D8 Carbo+Gem
Pre-tx C1D1 Pembro+ Carbo+Gem
Pre-tx C2D1 Pembro+ Carbo+Gem
Pre-tx C3D1 Pembro+ Carbo+Gem
Pre-tx C4D1 Pembro+ Carbo+Gem
Pre-tx C5D1 Pembro+ Carbo+Gem
Pre-tx C6D1 Pembro+ Carbo+Gem
Pre-tx C7D1 Pembro+ Carbo+Gem
C8D1 Pembro+ Carbo+Gem
Pre-tx C9D1 Pembro+ Carbo+Gem
Collections every 2 cycles (6 wk)

Endpoints

Primary

- Safety and tolerability of paxalisib in combination with pembro / chemotherapy
- Determine recommended Phase 2 dose (RP2D)

Secondary

- Progression free survival and overall response rates
- To assess the utility of novel liquid biopsy assessments

Trial ID: ACTRN12624001340527

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Paxalisib

Early Clinical Trial Results

Combination regimen results in >50% reduction in CTCs and early clinical responses

First-in-human data reflects mechanistic synergy consistent with the preclinical data.

Patient One Profile
- 61-year-old female with metastatic TNBC localized to the left upper lobe of the lung

Results at End of Cycle 1
- >50% reduction in single total circulating tumor cells count
- Comparable reduction in CTC clusters (these aggregates are associated with heightened metastatic potential)
- Reduction in the mesenchymal phenotype of the remaining CTCs; this phenotype is one of the hallmarks of aggressive metastatic seeding cancer cells

Preliminary Clinical Responses
- 1 expanded access patient achieved a confirmed complete metabolic response following re-treatment with pembrolizumab / chemotherapy plus paxalisib (30mg)
  - 44-year-old female with metastatic TNBC
  - Previously received pembrolizumab / chemotherapy; experienced disease progression involving bone and lung metastases in early 2025
  - Ineligible for formal trial due to prior pembrolizumab exposure
  - Re-treated under an expanded access protocol beginning in August 2025
- 2/2 evaluable trial patients achieved confirmed partial responses (iRECIST)
- Responses reported in patients with visceral and multi-organ metastases
- Median treatment duration at data cut-off: ~6.1 months

Safety
- Generally well tolerated at 30mg daily
- Majority of adverse events assessed as unlikely related to paxalisib
- All paxalisib-related events were mild to moderate to date

Trial ID: ACTRN12624001340527 Kazia Press Release 10 July 2025 Kazia Press Release 27 January 2026 SABCS 2025 poster presentation

14 CONFIDENTIAL KAZIA THERAPEUTICS

Paxalisib CONFIDENTIAL New Data: Stage IV TNBC Highlights 15 Translational evidence in 6/6 evaluable patients: paxalisib targeting CTC clusters and terminally exhausted T cells Early disruption of CTC clusters by paxalisib combination treatment in Stage IV TNBC Baseline Paxalisib ↓77% 151→35 Patient 1 ↓ 81% 196→37 Patient 2 ↓ 89% 180→20 Patient 3 ↓ 84% 190→31 Patient 4 ↓ 76% 628→149 Patient 5 ↓ 90% 1000→107 Patient 6 % Reduction Total # of Clusters / 3ml blood 3 wk 6 wk 3 wk 3 wk 2 wk 1 wk Patient 1 Patient 2 Patient 3 Patient 4 Patient 5 Patient 6 0 5 10 15 20 1.51 0.10 5.10 13.00 3.12 2.38 10.30 3.37 15.60 18.80 3.78 3.66 Terminally Exhausted T cells % CD8+PD1+TIGIT+ (%CD8) Baseline Paxalisib ↓85% ↓97% ↓68% ↓31% ↓18% ↓35% ↓ PD1 ↓ TIGIT ↓ TIM3 ↓ LAG3 ↓ CD160 Increased terminally exhausted CD8+ T cells in progression of TNBC Diagnosis Recurrence Phenocycler IO60 TNBC disease progression is associated with increased CD8+PD1 + LAG3 + TOX+ terminally exhausted T cells Progenitor: CD8, PD1, TCF-1 Terminal: CD8, PD1, LAG3, TOX Paxalisib rapidly reduces terminally exhausted CD8+ T cells in Stage IV TNBC after 1-3 week treatment Baseline Paxalisib tsne_1 tsne_2 -72 -37 -2.5 33 67 -65 -31 2.3 36 70 tsne_1 tsne_2 -72 -37 -2.5 33 67 -65 -31 2.3 36 70 Data on file

Paxalisib

New Data: Stage IV TNBC Highlights (Cont.)

Translational evidence: paxalisib combination reinvigorating the immune landscape

Nanostring RNA profiling of PBMCs isolated from longitudinal patient bloods pre- and post-paxalisib treatment

Increased cytotoxicity, IFNγ, DCs


CD8 T cells
0.46
Cytotoxic cells
0.46
DC
0.073
Th1 cells
0.57
Celltype Score
Group1
Group2
Sample Group

Group 1: Pre-treatment **Group 2: Post-treatment**

- Increased anti-tumor immune cells
  - ↑ Cytotoxic T cells
  - ↑ Th1 IFNg producing cells
  - ↑ Antigen presenting DCs

Increased antigen presentation, reduced B cell exhaustion


B Cell Exhaustion
0.28
TNF Signaling
0.57
Type I Interferon
0.68
Type II Interferon
0.68
Pathway Score
Group1
Group2
Sample Group

- ↑ Activation of Type I/ II IFN
- ↑ TNF signalling indicative of enhanced cytotoxicity
- ↑ Antigen presentation
- ↓ B cell exhaustion

Inhibition of T cell exhaustion, increased adaptive immune activation


Immune Exhaustion Panel Pathways
activated
suppressed
B Cell Exhaustion
Cytotoxicity
CTLA4 Signaling
PI3K-AKT Pathway
TGF-beta Signaling
Antigen Presentation
igenetic Modification
PD1 Signaling
B Cell Memory
T Cell Exhaustion
0.3
0.4
0.5
GeneRatio
NES

- Global activation of adaptive immune responses
- Inhibition of immunosuppressive signalling (B and T cell exhaustion)
- Confirmation of paxalisib induced inhibition of its target, the PI3K-AKT pathway

Data on file

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Paxalisib CONFIDENTIAL New Data: Stage IV TNBC Highlights (Cont.) Early efficacy readout predicts complete metabolic response Multiple bilateral pulmonary nodules New FDG avid skeletal metastatic disease PET Scan ↓Immune Function BLOOD Pre 0 10 20 30 Large clusters (≥ 5 CTCs) 28/3 ml Pre 0.0 0.5 1.0 1.5 2.0 CD8 Exhausted T cells (%CD45+) High CTC Clusters (Large clusters >5 CTCs) Low Granzyme A,B High IL-6 (CTC inducer) (Plasma) 1.5%/ CD45+ High % Ex T cells SCAN Matched Paxalisib + Pembrolizumab + Chemotherapy Treatment Started BLOOD Reduced Clusters ↑ Granzyme A,B ↓IL-6 (CTC inducer) (Plasma) ↑Immune Function Reduced Ex T cells Pre 2 wk 0 10 20 30 Large clusters (≥ 5 CTCs) ↓82% Pre 2 wk 0.0 0.5 1.0 1.5 2.0 CD8 Exhausted T cells (%CD45+) ↓40% 5/3 ml ↓82% ↓40% Reduction in pulmonary nodules Resolution of the FDG activity in the left ilium No new FDG activity within the axial or appendicular skeleton PET Scan SCAN Predicted COMPLETE RESPONSE No evidence of metastatic malignancy BLOOD Reduced Clusters ↑ Granzyme A,B ↓IL-6 (CTC inducer) (Plasma) ↑Immune Function Reduced Ex T cells 2/3 ml ↓91% ↓94% PET Scan Pre 24 wk 0 10 20 30 Large clusters (≥ 5 CTCs) ↓91% Pre 24 wk 0.0 0.5 1.0 1.5 2.0 CD8 Exhausted T cells (%CD45+) ↓94% COMPLETE RESPONSE No FDG active locally recurrent, nodal metastatic, or avid distant metastatic disease. PET Scan SCAN Predicted BLOOD Reduced Clusters ↑ Granzyme A,B ↓IL-6 (CTC inducer) (Plasma) ↑Immune Function Reduced Ex T cells 1/3 ml ↓96% ↓95% Pre 28 wk 0 10 20 30 Large clusters (≥ 5 CTCs) ↓96% Pre 24 wk 0.0 0.5 1.0 1.5 2.0 CD8 Exhausted T cells (%CD45+) ↓95% Mesenchymal Vim+NRF2+Snail+ ↓92% BLOOD Reduced Clusters ↑ Granzyme A,B ↓IL-6 (CTC inducer) (Plasma) ↑Immune Function 0/3 ml ↓100% Pre 36 wk 0 10 20 30 Large clusters (≥ 5 CTCs) ↓100% MAR 25, 2025 JUL 23, 2025 AUG 6, 2025 AUG 20, 2025 AUG 21, 2025 NOV 10, 2025 AUG 4, 2026 JAN 21, 2026* FEB 26, 2026 APR 15, 2026 17 *PET Scan confirmed CR Data on file

Paxalisib CONFIDENTIAL New Data: Stage IV TNBC Individual Patient Responses 18 Patient Age Dose Disease Sites Response Time to Response 1 61 30mg 1 target lesion, left upper lobe of lung Partial ~5 months 2 47 30mg Lung, liver, bone, lymph node lesions Partial ~3 months 3 45 15mg 5 target lesions Partial ~3 months 4 70 15mg 2 target lesions Stable disease ~5 months 5 43 30mg CNS target lesions Partial (Near complete resolution of dural metastases) ~6 months 6 44 30mg Lung and skeletal target lesions Complete ~3 months Key Takeaway: Responses were observed across visceral, skeletal and CNS metastases. Data on file

Paxalisib

New Data: Stage IV TNBC Safety Profile Supports Continued Clinical Development

0	0	13
Paxalisib-Related Serious Adverse Events (SAEs)	**Suspected Unexpected Serious Adverse Reactions (SUSARs) or Significant Safety Issues (SSIs) Reported**	**Total SAEs Reported** • 1 patient had 1 SAE • 1 patient had 3 SAEs • 1 patient had 9 SAEs • 3 patients had 0 SAEs

Reported SAEs:

Unrelated (10)

Port-related infection (polymicrobial port colonization)
Chest wall pain (non-cardiac)
Parainfluenza
Lung infection
Nausea
Fatigue
Cather-related infection
Diarrhea
Sepsis (2 events)

Unlikely Related (3)

Infectious colitis / diarrhea
Diarrhea
Low-grade fevers (Temps: 37.5° - 37.9° C / 99.5° - 100.22° F)

No SAEs were considered treatment-related and no suspected serious safety signals were reported.

Data on file

19 CONFIDENTIAL KAZIA THERAPEUTICS

Paxalisib

New Data: Stage IV TNBC Highlights (Cont.)

Clinical evidence: first-in-human signals from six evaluable patients

100% of evaluable patients (6/6) showed clinical benefit.

Selective immune reinvigoration

- Terminally exhausted $CD8^+$ T cells reduced in **100% of evaluable patients (6/6)**
- **Median 51% reduction** (range 18–97%) within ~3 weeks
- **Total $CD8^+$ T-cell numbers unchanged**, indicating selective reduction of dysfunctional T cells

Robust disruption of metastatic CTC clusters

- **100% of evaluable patients (6/6)** showed reductions in CTC clusters
- **Median 83% reduction** (range 76–90%) by 6–7 weeks of treatment

Clinical implication

- Early, consistent pharmacodynamic responses suggest **paxalisib extends beyond PI3K/mTOR inhibition**
- Supports our hypothesis of paxalisib's ability to target **immune dysfunction** and **metastatic dissemination**, two key drivers of TNBC
- One expanded access patient demonstrated durable complete metabolic response and robust reductions in CTC clusters and exhausted terminally exhausted $CD8^+$ T cells

Data on file

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Paxalisib

Advancing Paxalisib Programs

One biological opportunity, multiple high-value markets

HR+ / HER2- BREAST CANCER
Large population • Relapse • CNS disease

- Large, biologically defined population with substantial unmet need in advanced / metastatic disease
- Represents ~60-70% of all breast cancers
- ~322,000 new invasive cases of breast cancer are expected in the US alone in 2026
- 5-year relative survival rate of ~35% for distant HR+ / HER2- disease
- Predicted market of ~$17B by 2030

TNBC
Metastasis • Brain metastases • Immune escape • Recurrence

- Rare, fast-growing, and aggressive form of breast cancer
- Accounts for approximately 10-15% of all breast cancer
- 5-year survival rate of 12% for metastatic TNBC
- Predicted market of ~$6B by 2030

pMMR CRC
Large population • Limited I/O response • Resistance • Major unmet need

- ~85% of colorectal cancers is pMMR / MSS, representing the overwhelming majority of CRC patients
- ~159,000 new cases are expected in the US alone in 2026
- 5-year relative survival rate of 13-18% for distant stage CRC
- Predicted market of ~$18B by 2030

Innovation Highlights:

- IP filed on all three indications
- Compelling preclinical data
- Ready for clinical advancement
  - Trial design with comparative drugs
  - Liquid biopsy early efficacy readout biomarkers
- PI clinicians in place (multi-center)
- Rapid recruitment (12 months)

NIH, American Cancer Society, Cancer.gov, published literature/DelveInsight

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Paxalisib CONFIDENTIAL New Data: HR+ / HER2- Innovation & Highlights 22 • Patent protected • Extensive preclinical safety and efficacy evidence supporting paxalisib in combination with standard of care (SOC) in HR+ / HER2- breast cancer patients (both wild-type and mutant) • Subpopulation with elevated novel PI3K/mTOR marker enriched in HR+ / HER2− breast cancer that is tightly coupled with poor survival identified; axis uniquely targeted by paxalisib • Identified a novel epigenetic MOA that allows paxalisib (and not gedatolisib) to uniquely sensitize the CDK4/6 resistant subpopulation to overcome recurrence and metastases • Abstract submitted to upcoming conference • Potential for paxalisib to treat HR+ / HER2- patients with brain mets accounts for 10% HR+ / HER2- • Clinical-trial ready Key Highlights Scientific Evidence Paxalisib + Fulvestrant +/- CDK4/6 inhibitor reduces tumor burden without toxicity 5 10 15 20 -30 -15 0 15 30 Treatment duration (Days) Body Weight Loss (%) Fulvestrant Paxalisib+ Fulvestrant 0 100 200 300 Tumour volume (mm3) at harvest Pax+Ful Ful ✱✱ 5 10 15 20 -30 -15 0 15 30 Treatment duration (Days) Body Weight Loss (%) G6: Fulvestrant + Palbociclib G8: Paxalisib+Fulvestrant+Palbociclib 0 100 200 300 Tumour volume (mm3) at harvest Ful+Pal Pax+Pal+Ful ✱✱ Primary Tumor Toxicity Tumor volume (mm3) At harvest Tumor volume (mm3) At harvest Data on file Note: Unpaired t-test ** p<0.01

Paxalisib CONFIDENTIAL New Data: HR+ / HER2- Innovation & Highlights (Cont.) 23 Scientific Evidence Gedatolisib Paxalisib 0 50 100 150 % Tumour Growth Inhibition Fulvestrant+Palbociclib Triple combination ↑23% ↑23% Comparison of tumor growth inhibition following treatment with Gedatolisib and Paxalisib in combination with Fulvestrant + Palbociclib in the MCF7 HR⁺ xenograft model Paxalisib shows identical efficacy to gedatolisib in preclinical studies. % Tumor Growth Inhibition Data on file

Paxalisib CONFIDENTIAL New Data: Stage IIb/III TNBC Innovation & Highlights 24 • Patent protected • Significant residual disease and local recurrence suppressed by paxalisib combination therapy in the 4T1 neoadjuvant / adjuvant surgical metastasis model • Significant reduction in distant metastatic recurrence • A quarter-dose chemotherapy combination cuts tumor burden without toxicity • Patient CTC clusters disrupted ex vivo, with attenuation of the aggressive phenotype in early-stage TNBC • Novel liquid biomarkers to select patients and read out response early • Early access partners for spatial ATAC sequencing • Excitingly, epi-reprogramming of durable immune responses seen for the first time in the lymph node • Clinical-trial ready — protocols in place Key Highlights Scientific Evidence Establishment of a clinically relevant preclinical neoadjuvant / adjuvant 4T1 surgical model Abraxane+αPD1/ Capecitabine+αPD1 Abraxane+αPD1/ Paxalisib+αPD1+Capecitabine Abraxane+αPD1/ Paxalisib+αPD1 0 100 200 300 Primary tumour volume (mm3) Pre-surgery Post-surgery ✱✱✱✱ ✱✱✱✱ ✱✱✱✱ ✱✱✱ ✱✱ Abraxane+αPD1/ Capecitabine+αPD1 Abraxane+αPD1/ Paxalisib+Capecitabine+αPD1 Abraxane+αPD1/ Paxalisib+αPD1 0 1 2 3 4 5 #Protruding lung nodules ↓40% ↓41% Paxalisib combination therapy suppresses residual disease, local and distant recurrence in a preclinical neoadjuvant / adjuvant 4T1 surgical model Data on file Primary tumor volume (mm3) Note: Unpaired t-test ** p<0.01 *** p<0.001 **** p<0.0001

Paxalisib CONFIDENTIAL Ex-vivo Disruption of Circulating Tumor Cell (CTC) Clusters and Attenuation of Aggressive Phenotype Following Paxalisib Treatment in Early-Stage TNBC New Data: Stage IIb/III TNBC Innovation & Highlights (Cont.) 25 Scientific Evidence Control Paxalisib Paxalisib disrupts patient-derived CTC clusters ex vivo — the same effect seen in the pre-clinical model. Control Paxalisib 0 10 20 30 40 Vimentin+NRF2+Snail+ CTC Clusters ↓100% Data on file

Paxalisib CONFIDENTIAL New Data: pMMR CRC Innovation & Highlights 26 • Patent protected • 52% reduction in tumor burden with paxalisib as a single agent (p = 0.035), well tolerated throughout • A further 50% reduction in tumor volume when added to anti-PD-1, versus anti-PD-1 alone (p = 0.022) • Novel liquid biomarkers to select patients and monitor response, where none exist today • Targets the pMMR majority — the 85-90% of colorectal cancer patients who derive limited benefit from checkpoint inhibitors today • Early access partners for spatial ATAC sequencing • Clinical-trial ready — protocols in place Key Highlights Scientific Evidence Paxalisib monotherapy and αPD1 combination suppresses primary tumor burden in pMMR+ CRC preclinical models Anti-PD1 Paxalisib+Anti-PD1 0.0 0.2 0.4 0.6 0.8 1.0 Tumour weight (g) ✱ Longitudinal colon imaging Monotherapy Combination Vehicle Paxalisib Vehicle Paxalisib 0 1×10 9 2×10 9 3×10 9 4×10 9 Bioluminescence Total Flux (photons/sec) ↓52% Tumor weight (g) Data on file * ** Note: Unpaired t-test * p<0.05 ** p<0.01

Paxalisib

Clinical Trial Ready

HR+ / HER2- Breast Cancer

Paxalisib + Fulvestrant + Palbociclib for pre-treated HR+ / HER2- metastatic breast cancer (Second line setting)



HR+ / HER2- Breast Cancer
1 Enrollment
Randomized
2 Allocation Stage I
Paxalisib 15 mg + Fulvestrant + Palbociclib
Paxalisib 30 mg + Fulvestrant + Palbociclib
Standard of Care Comparator Arm
Fulvestrant
3 Allocation Stage II
Paxalisib (Optimum Dose) + Fulvestrant
3 Follow-up and Analysis
Endpoints:
Primary: Safety & tolerability
Secondary: PFS, ORR, OS, longitudinal profiling and biomarker

Stage IIb / III TNBC

(in adjuvant, followed by neoadjuvant setting)

Paxalisib + Pembrolizumab + Capecitabine for high-risk Stage IIb / III TNBC in the adjuvant setting (First line setting)



1 Enrollment
Stage IIb / III TNBC
Randomized
2 Allocation
Paxalisib 15 mg + Pembrolizumab ± Capecitabine
Paxalisib 30 mg + Pembrolizumab ± Capecitabine
Standard of Care Comparator Arm
Pembrolizumab ± Capecitabine
3 Follow-up and Analysis
Endpoints:
Primary: Safety & tolerability
Secondary: Invasive disease-free, OS, longitudinal profiling and biomarker

pMMR CRC

Paxalisib Monotherapy and Paxalisib + Pembrolizumab vs. Standard of Care in pre-treated pMMR / MSS metastatic CRC (Third line setting)



1 Enrollment
Stage IV CRC pMMR / MSS
Randomized
2 Allocation
Paxalisib 15 mg
Paxalisib 15 mg + Pembrolizumab (+/- Biologic)
Paxalisib 30 mg
Paxalisib 30 mg + Pembrolizumab (+/- Biologic)
Standard of Care Comparator Arm (physician's choice)
3 Follow-up and Analysis
Endpoints:
Primary: Safety & tolerability
Secondary: PFS, ORR, OS, longitudinal profiling and biomarker

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Paxalisib

Summary & Next Steps

Summary

- Brain-penetrant dual pan-PI3K/mTOR inhibitor in development (Only 2% of small-molecule drugs are brain-penetrant)
- Designed to be best-in-class pan-PI3K pathway inhibitor with modest mTOR activity (dual targeting required to inhibit cancer cell proliferation & migration in TNBC cell model)
- Overcoming metastasis and drug resistance in combination with immunotherapy (epigenetic reprogramming of dormant cancer cells and improved cancer immune visibility)
- Generally well tolerated (evaluated in 550 adult and pediatric patients across Phase 1-3 clinical trials and expanded access programs)

Clinical and Translational Epigenetic Data Demonstrate That Paxalisib:

- Reduces CTC and CTC-clusters as well as aggressive mesenchymal phenotypes (observable impact on metastatic biology)
- Enhances activity when combined with immune checkpoint inhibition (combination-enabling potential)
- Modulates immune exhaustion markers (evidence of tumor microenvironment reprogramming)

On Strategy

- Positioned as a backbone therapy within the emerging category of functional epigenetic reprogramming therapeutics

Next Steps

- **Advanced Breast Cancer**: 1) Provide additional preclinical data and updates throughout the year, 2) ongoing updates from Phase 1b advanced breast cancer clinical study (ACTRN12624001340527) throughout 2026, 3) expand into other clinical indications including HR+ / HER2- breast cancer and early-stage high-risk TNBC and 4) participate in upcoming scientific conferences
- **Colorectal Cancer:** 1) Execute clinical development plan with Phase 2 clinical trial in pMMR CRC to evaluate paxalisib as monotherapy and in combination with pembrolizumab and 2) participate in upcoming scientific conferences
- **Glioblastoma**: 1) Anticipated follow-up FDA Type C meeting to discuss commercial and development path forward and 2) finalize clinical development plan based on FDA feedback
- **Pediatric & Brain Metastasis Programs**: 1) PNOC022 team to complete PK / biomarker data analysis and provide update, 2) data release / updates from other brain met trials, and 3) initiate enrollment for PNOC035 (AT/RT clinical study)

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PD-L1 Protein Degrader Platform

Platform Overview

Complementing paxalisib's transcriptional and epigenetic effects, Kazia's NDL2 program addresses immune resistance at the post-translational regulatory level

Asset Overview	Lead candidate, NDL2, is an optimized bicyclic peptide PD-L1 degrader designed to target nuclear PD-L1, thereby restoring anti-tumor immune responses even in cases of immune evasion or checkpoint inhibitor resistance
Origin	Developed by QIMR Berghofer
Development Stage	Preclinical; IND expected in 18 months
Lead Indications	Breast cancer and non-small cell lung cancer (NSCLC) in early stage and metastatic settings
Formulation	Intravenous infusion
Key Differentiators	First in Class: As the science surrounding PD-L1 degraders is novel (<5yrs), there are no PD-L1 degraders in clinical studies at this time
Mechanism of Action	Target nuclear PD-L1 protein pools Recruits cellular degradation machinery Targets nuclear PD-L1 protein species that cannot be targeted by standard checkpoint inhibitors
FDA Designations	N / A
IP	Initial composition of matter IP filed in 2021

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PD-L1 Protein Degrader Platform

Summary & Next Steps

Innovation Breakthrough

- Selectively targets cancer nuclear enriched PD-L1 protein
- Amongst the first therapeutics to address metastasis-seeding cancer cells resistant to traditional immunotherapy
- Precisely degrades the resistance-associated form of PD-L1, preserving PD-L1 essential for normal immune regulation

Recent Preclinical and Translational Data Demonstrate That NDL2:

- Reduces tumor growth as monotherapy
- Enhances the activity of anti-PD-1 therapy
- Targets resistance mechanisms enriched in immunotherapy-refractory disease
- Preserves normal immune checkpoint function at the cell surface and therefore avoids toxicity associated with anti-PD-L1 agents

On Strategy

- NDL2 is reshaping cancer cell behavior by altering the functional protein landscape rather than simply blocking extracellular signaling
- NDL2 represents a complementary modality to epigenetic and transcriptional reprogramming, extending Kazia's strategy into targeted protein degradation

Next Steps

- Initiate IND-enabling studies
- Integrate a clinical liquid biopsy to enable patient stratification, real-time monitoring, and personalized treatment optimization
- Launch PD-L1 degrader and NDL2 awareness campaign through abstracts, manuscripts, videos, and medical congress presentations

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SETDB1 Inhibitor Platform

Platform Overview

Complementing paxalisib's transcriptional modulation and NDL2's protein degradation

Asset Overview	Lead candidate, MSETC is an optimized, bicyclic peptide designed to target SETDB1, a key epigenetic regulator of immune evasion. By inhibiting SETDB1, MSETC could restore anti-tumor immune responses, including in tumors resistant to checkpoint inhibitors.
Origin	Developed by QIMR Berghofer
Development Stage	Preclinical; IND expected in 18 months
Lead Indications	Solid tumors with low immunogenicity ("immune cold", e.g. TNBC, NSCLC, CRC)
Formulation	Intravenous infusion
Key Differentiators	First-in-class SETDB1 inhibitor (chromatin-level immune regulator); targets immune evasion; potential to convert "immune cold" tumors into responsive tumors; combination-ready with immunotherapy and targeted agents; intracellular / nuclear mechanism not addressed by antibody therapies
Mechanism of Action	SETDB1 is a histone methyltransferase implicated in immune resistance and immune evasion that silences genes involved in immune recognition and interferon signaling through chromatin modification; designed to suppress immune signaling pathways, increase tumor visibility to the immune system, and potentially reverse resistance to checkpoint inhibitors
FDA Designations	N / A
IP	Initial composition of matter IP filed in 2022

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SETDB1 Inhibitor Platform

Summary & Next Steps

Innovation Breakthrough

- Targets SETDB1, a chromatin-level regulator that suppresses tumor immune recognition
- Addresses immune evasion at its earliest control layer
- Represents a novel approach to restoring immune signaling in tumors resistant to current therapies

Emerging Preclinical Rationale Supports SETDB1 Targeting

- Reactivates interferon and antigen presentation pathways
- Increases tumor visibility to the immune system
- Sensitizes tumors to checkpoint inhibition in resistant settings
- Targets mechanisms not addressed by current immunotherapies

On Strategy

- Extends Kazia's cancer reprogramming approach to chromatin-level control of tumor behavior
- Complements paxalisib's transcriptional modulation and NDL2's protein degradation
- Enables a multi-layered strategy addressing immune evasion across distinct biological levels

Next Steps

- Advance IND-enabling studies and candidate characterization
- Build awareness and value through continued generation and dissemination of preclinical and translational data supporting the SETDB1 platform and MSETC
- Define optimal combination strategies with checkpoint inhibitors and targeted therapies
- Generate translational data to support patient selection and biomarker-driven development
- Evaluate early partnering opportunities aligned with development milestones

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33 Corporate Highlights CONFIDENTIAL

Near-Term Milestones & Anticipated Catalysts 34 Anticipated update from FDA discussion regarding paxalisib commercial and development path forward Readouts from neuro-oncology focused clinical trials in patients with GBM and brain metastases Clinical efficacy and biomarker data from ongoing Phase 1b breast cancer study Update of paxalisib preclinical development into additional breast cancer subtypes Publication / Presentation of translational data supporting therapeutic reprogramming strategy for paxalisib Milestone Anticipated Catalyst PD-L1 degrader and SETDB1 inhibitor awareness, NDL2 and MSETC IND-enabling studies Q3 2026 Q4 2026 Q1 2027 Q2 2027 2027 Launch expansion of ongoing clinical trial into other breast cancer populations (HR+ / HER2-, early-stage high-risk TNBC) Launch expansion into pMMR CRC as monotherapy and in combination with pembrolizumab Initiate Phase 1 trials for NDL2 and MSETC CONFIDENTIAL

CONFIDENTIAL Financial Overview 35 Cash & Cash Equivalents o Approximately US$46 million at 12/31/25 (Runway expected to fund planned operations into 2029, excluding additional or expanded trials) No outstanding debt American Depository Shares Outstanding (Fully Diluted) o Approximately 14.1 million Use of Proceeds o Accelerate ongoing TNBC trial (adding new Australian sites, adding new country / countries) o Expand ongoing trial: HR+ / HER2- breast cancer, early-stage high-risk TNBC, and CRC o R&D expense to support ongoing trial expansion (preclinical, ex-vivo) for paxalisib o Accelerate PD-L1 protein degrader and SETDB1 inhibitor lead assets into IND-enabling and clinical trial o R&D general expense to evaluate novel targets and expand novel biomarker work o G&A

Investment Framework Recap

Key elements underpinning our potential for value creation

Early clinical validation creates multiple paths to significant value
Stage IV TNBC clinical observations + potential expansion into >$40B of additional oncology markets

6/6
Stage IV TNBC Patients

Immune Restoration

Reduced and reprogrammed terminally exhausted CD8+ T cells

6/6
Stage IV TNBC Patients

Metastatic Biology Disrupted

Reduced circulating tumor cell (CTC) clusters associated with metastatic dissemination

Extensive Preclinical Data & IP to Support Expanded Indications

HR+ / HER2- breast cancer • Early-stage high-risk TNBC • pMMR CRC

>$40B
Potential Market Opportunity

6/6
Stage IV TNBC Patients with Clinical Benefit

1 Complete Response • 4 Partial Responses • 1 Stable Disease

Ongoing Complete Metabolic Response with Persistent Biological Reprogramming

Reductions in terminally exhausted $CD8^+$ T cells and CTC clusters persist alongside complete metabolic response

WHY THIS MATTERS

Early clinical observations support a potentially differentiated mechanism with applicability beyond TNBC.

Not all PI3K/mTOR inhibitors are created equal. Paxalisib's ability to reprogram tumor and immune biology appears distinct and is not a class effect, supporting potential expansion across multiple solid tumors.

Potential Value Creation Pathway

Stage IV TNBC	Additional Data	Broader Indications	Strategic Optionality
Clinical validation	Increased confidence	Expand addressable market	Development / Partnering

Data on file

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Leadership 37 Management Robert Apple Chairman Dr. John Friend Chief Executive Officer Board of Directors Steven Coffey Non-Executive Director Jeffrey J. Kraws Head of Corporate Strategy & Development Elissa Hansen Corporate Secretary Ebru Davidson Non-Executive Director Dr. Sudha Rao Chief Scientific Officer James Levine Chief Financial Officer CONFIDENTIAL

www.kaziatherapeutics.com ir@kaziatherapeutics.com